Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of CEVA, Inc. (herein referred to as the “Company”, “our”, and similar terms unless the context indicates otherwise) and Intrinsix Corp. (“Intrinsix”), after giving effect to the acquisition of Intrinsix pursuant to the Agreement and Plan of Merger, made and entered into on May 9, 2021, and which closed on May 31, 2021. The acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Intrinsix based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited condensed combined statements of income (loss) for the year ended December 31, 2020 and for the six months ended June 30, 2021 are presented as if the acquisition had occurred on January 1, 2020. An unaudited pro forma balance sheet has not been presented as the acquisition have already been fully reflected in the condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed on August 9, 2021.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of CEVA, Inc. and Intrinsix.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. The pro forma adjustments are based on the information available and certain assumptions that management believes are reasonable under the circumstances. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, as well as the historical audited financial statements of Intrinsix for the year ended December 31, 2020, each of which were filed with our Quarterly Report on Form 10-Q for the six months ended June 30, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2021

U.S. dollars in thousands, except per share data

	Historical information

	CEVA, Inc.	Intrinsix (From January 1, 2021 to May 31, 2021)	Combined	Pro Forma Transaction Accounting Adjustments	Pro forma Combined	Notes
Revenues:
Licensing, NRE and related revenue	$29,932	$8,691	$38,623	$-	$38,623
Royalties	25,927	-	25,927	-	25,927
Total revenues	55,859	8,691	64,550	-	64,550

Cost of revenues	6,074	5,585	11,659	-	11,659

Gross profit	49,785	3,106	52,891	-	52,891
Operating expenses:
Research and development, net	35,050	576	35,626	543	36,169	3(a)
Sales and marketing	6,195	494	6,689	-	6,689
General and administrative	7,039	3,891	10,930	-	10,930	3(b)
Amortization of intangible assets	1,243	-	1,243	456	1,699	3(c)

Total operating expenses	49,527	4,961	54,488	999	55,487

Operating income (loss)	258	(1,855)	(1,597)	(999)	(2,596)

Financial income, net	392	18	410	(12)	398	3(d)
Other income	-	1,999	1,999	(593)	1,406	3(e)

Income (loss) before taxes on income	650	162	812	(1,604)	(792)
Income tax expense (benefit)	3,965	417	4,382	(171)	4,211	3(e)

Net loss	$(3,315)	$(255)	$(3,570)	$(1,433)	$(5,003)

Basic net loss per share	$(0.15)				$(0.22)
Diluted net loss per share	$(0.15)				$(0.22)

Weighted-average shares used to compute net loss per share (in thousands):
Basic	22,685				22,685
Diluted	22,685				22,685

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2020

U.S. dollars in thousands, except per share data

	Historical information
	CEVA, Inc.	Intrinsix	Combined	Pro Forma Transaction Accounting Adjustments	Pro forma Combined	Notes
Revenues:
Licensing, NRE and related revenue	$52,513	$21,722	$74,235	$-	$74,235
Royalties	47,813	-	47,813	-	47,813
Total revenues	100,326	21,722	122,048	-	122,048

Cost of revenues	10,749	14,872	25,621	-	25,621

Gross profit	89,577	6,850	96,427	-	96,427
Operating expenses:
Research and development, net	62,010	712	62,722	1,303	64,025	3(a)
Sales and marketing	11,907	1,033	12,940	-	12,940
General and administrative	14,116	2,923	17,039	-	17,039
Amortization of intangible assets	2,307	-	2,307	1,094	3,401	3(c)

Total operating expenses	90,340	4,668	95,008	2,397	97,405

Operating income (loss)	(763)	2,182	1,419	(2,397)	(978)

Financial income, net	3,284	34	3,318	(33)	3,285	3(d)

Income (loss) before taxes on income	2,521	2,216	4,737	(2,430)	2,307
Income tax expense	4,900	249	5,149	-	5,149

Net income (loss)	$(2,379)	$1,967	$(412)	$(2,430)	$(2,842)

Basic loss per share	$(0.11)				$(0.13)
Diluted loss per share	$(0.11)				$(0.13)

Weighted-average shares used to compute net loss per share (in thousands):
Basic	22,107				22,107
Diluted	22,107				22,107

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share data)

NOTE 1:	BASIS OF PRO FORMA PRESENTATION AND ACCOUNTING PERIODS PRESENTED:

a. Basis of pro forma presentation:

On May 31, 2021 (the “Closing Date”), CEVA, Inc. (the “Company”) acquired 100% of the equity shares of Intrinsix Corp. (“Intrinsix”), a leading chip design specialist. The Company acquired Intrinsix pursuant to the Agreement and Plan of Merger, made and entered into on May 9, 2021 (the “Merger Agreement”), by and among the Company, Northstar Merger Sub, Inc., Intrinsix and Shareholder Representative Services LLC.

The unaudited pro forma condensed combined statements of income (loss) for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine our historical condensed consolidated statements of income (loss) with the condensed consolidated statements of income (loss) of Intrinsix as if the acquisition had occurred on January 1, 2020. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the acquisition; and (ii) factually supportable.

b. Accounting periods presented:

The acquisition has been accounted in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 805, “Business Combinations.” Under the acquisition method of accounting, the total purchase price is allocated to the net tangible and intangible assets of Intrinsix acquired in the acquisition, based on their fair values on the closing date. The estimated fair values are preliminary and based on information that was available as of the Closing Date. The Company believes that the information provides a reasonable basis for estimating the fair values, but the Company is waiting for additional information necessary to finalize these amounts, particularly with respect to the estimated fair value of intangible assets. Thus, the preliminary measurements of fair value reflected are subject to change. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable, but no later than one year from the closing date.

NOTE 2:	PELIMINARY ESTIMATED PURCHASE CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION:

a. Preliminary Estimated Purchase Consideration:

At the Closing Date, the Company acquired Intrinsix for $33,569 in cash (“the Merger Consideration”), with $26,704 paid at closing and $4,260 held in escrow to satisfy indemnification claims, if any. As part of the Merger Agreement, the Company entered into holdback agreements with the Chief Executive Officer and the Chief Technology Officer of Intrinsix pursuant to which $2,605, representing 25% of the Merger Consideration payable to each of them in respect of their equity in Intrinsix, is being held back and, subject to their respective continued employment with the Company, released to them over a period of twenty-four (24) months after closing of the acquisition (the “Holdback Merger Consideration”).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share data)

NOTE 2:	PELIMINARY ESTIMATED PURCHASE CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION )CONT.(:

b. Preliminary Purchase Price Allocation

The preliminary purchase price allocation for the acquisition has been determined as follows:

Net assets (including cash in the amount of $600)	$755
Intangible assets	5,300
Goodwill	24,909
Total assets	$30,964

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include changes in allocations to intangible assets as well as goodwill and other changes to assets and liabilities.

NOTE 3:	PRO FORMA ADJUSTMENTS:

The following unaudited pro forma financial information presents combined results of operations for the periods presented, as if the Company had completed the acquisition on January 1, 2020. The unaudited pro forma financial information has been calculated after adjusting the Company’s results and those of Intrinsix, including:

(a)	Pro forma adjustment to reflect new compensation arrangements related to the Holdback Merger Consideration in connection with the business combination.

(b)

Transaction costs of $3,502 are included in the historical income statement of the combined statement of income (loss) for the six months ended 30 June 2021. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(c)	Reflects the adjustment to record amortization expense related to identifiable intangible assets based on the preliminary determination of the estimated useful lives and amortization method.

(d)	Pro forma adjustment to eliminate interest income related to convertible notes held by Intrinsix pre acquisition.

(e)

Pro forma adjustment to eliminate unrealized gains on equity securities included in the statement of income of Intrinsix, which were specifically excluded from the acquisition of Intrinsix, and the respective income tax effects of such adjustments.